Exhibit 10.2

AXELEREX CORP.
INVESTMENT CONFIRMATION

The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase __5,000,000__ shares of the common stock of Axelerex Corp., a Nevada corporation (the "Company"), for a purchase price of $5,000.00, or $0.001 per share. Simultaneous with the execution and delivery of this confirmation to the Company, the undersigned is either delivering a check made payable to “Axelerex Corp.” or sending a wire transfer payment to the Company’s account at:

Bank Name:	Bank of America
Phone:	1 315-724-4022
Bank Address:	222 Broadway, New York, NY 10038
SWIFT #:	BOFAUS3N
Account Number:
Beneficiary Name:	Axelerex Corp.
Beneficiary Address:	616 Corporate Way, Suite 2 #4733 Valley Cottage, NY 10989 USA
Beneficiary Phone:	201-383-2959

The undersigned further acknowledges that although the shares of common stock being purchased from the Company are registered securities under the U.S. Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state law where the undersigned resides or in a jurisdiction outside of the United States. Accordingly, the undersigned will not offer to sell or sell the Shares in any jurisdiction unless the undersigned obtains all required consents, if any.

The undersigned understands that an investment in the shares is a speculative investment which involves a high degree of risk and the potential loss of his entire investment. The undersigned is further aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company. The undersigned understands that the price of the stock purchased hereby bears no relation to the assets, book value or net worth of the Company and was determined arbitrarily by the Company.

Date: November 21, 2017

Amount of Investment: $5,000,000.00		Number of Shares: 5,000,000

1.	Print Full Name of Investor:	Sergey Peredkov

First, Middle, Last

2.	Permanent Address of Investor:	30 Fritz-Kirsch-Zeile
Berlin, 12459

Germany

3	Signature of Investor:	√ /s/ Sergey Peredkov

If Investor is an entity, provide copy of Articles of Incorporation, Certificate of Formation or other evidence of existence, as well as a copy of board resolution or other evidence of authorization to purchase the shares of the Company.